UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) February 2, 2016

TWIN DISC, INCORPORATED

(Exact name of registrant as specified in its charter)

WISCONSIN	001-7635	39-0667110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1328 Racine Street       Racine, Wisconsin 53403

(Address of principal executive offices)

Registrant's telephone number, including area code:     (262)638-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Amendments of Material Definitive Agreements

On February 1, 2016, Twin Disc, Incorporated (“Company”) and its wholly-owned subsidiary, Twin Disc International, S.P.R.L. (“Twin Disc International”) amended and restated their multi-currency, revolving Credit Agreement (the “Wells Fargo Agreement”) with Wells Fargo Bank, National Association (“Wells Fargo”).   On February 1, 2016, the Company also amended its June 30, 2014 Amended and Restated Note Purchase and Private Shelf Agreement (the “Prudential Agreement”) with the following entities (collectively, the “Noteholders”): (a) PGIM, Inc. (formerly Prudential Investment Management, Inc.), (b) The Prudential Insurance Company of America, (c) Pruco Life Insurance Company, (d) Pruco Life Insurance Company of New Jersey, (e) Security Benefit Life Insurance Company, Inc., (f) Prudential Annuities Life Assurance Corporation, and (g) Mutual of Omaha Insurance Company.

WELLS FARGO AGREEMENT

Pursuant to the Wells Fargo Agreement, the Company and Twin Disc International may, from time to time prior to the maturity date, enter into revolving credit loans (each a “Wells Fargo Loan” and, collectively, the “Wells Fargo Loans”) in amounts not to exceed, in the aggregate, the lesser of $40,000,000 and a borrowing base comprised of (a) 80% of eligible accounts receivable, (b) the lesser of (i) 33% of eligible finished goods inventory, valued at the lower of cost or market value, and (ii) the product of 85% multiplied by the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by Wells Fargo, multiplied by eligible finished goods inventory, valued at the lower of cost or market value, (c) the lesser of (i) 17% of eligible raw materials inventory, valued at the lower of cost or market value, and (ii) the product of 85% multiplied by the net orderly liquidation value percentage identified in the most recent inventory appraisal ordered by Wells Fargo, multiplied by eligible raw materials inventory, valued at the lower of cost or market value, (d) an additional amount (the “Equipment BB Amount”) of $6,000,000, reduced by $125,000 on the last business day of each month commencing with February 29, 2016, (e) less certain reserves, all as specified in the Credit Agreement. At no time can more than $15,000,000.00 be advanced to Twin Disc International. Twin Disc International’s ability to borrow under the Wells Fargo Agreement is subject to certain post-closing conditions relating to providing Wells Fargo with certain PATRIOT Act documentation.

Borrowings under the Credit Agreement are secured by substantially all of the Company’s personal property, including accounts receivable, inventory fixed assets, and intellectual property, and the personal property of Mill-Log Equipment Co., Inc. (“Mill-Log”), a wholly-owned domestic subsidiary of the Company. The Company has also pledged 65% of its equity interests in certain foreign subsidiaries. The Company and Mill-Log have entered into a Security Agreement with Wells Fargo, under which Wells Fargo has been granted a security interest in these assets and holdings as collateral agent for itself and for the Noteholders under the Prudential Agreement.

In general, each Wells Fargo Loan (other than “Foreign Currency Loans,” as defined in the Wells Fargo Agreement) will bear interest at one of the following rates, as selected by the Borrowers: (1) the Base Rate (as defined below); (2) the LIBOR Rate (as defined below) plus (a) 1.00% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is at least $11,000,000, or (b) 1.50% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is less than $11,000,000; or (3) the Daily One Month LIBOR (as defined below) plus (a) 1.00% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is at least $11,000,000, or (b) 1.50% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is less than $11,000,000.  Each Foreign Currency Loan will bear interest at the LIBOR Rate plus (a) 1.00% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is at least $11,000,000, or (b) 1.50% if the Company’s adjusted four-quarter EBITDA (as defined in the Credit Agreement) is less than $11,000,000.   The Company and Twin Disc International may prepay the Wells Fargo Loans (or any Wells Fargo Loan), subject to certain limitations.

The “Base Rate” is equal to the highest of: (1) the “Prime Rate” (as defined in the Wells Fargo Agreement); (2) the “Federal Funds Rate” (as defined in the Wells Fargo Agreement) plus 0.50%; and (3) LIBOR (as defined in the Wells Fargo Agreement) plus 1.00%.  The “LIBOR Rate” is equal to LIBOR divided by the difference between 1.00 and the Eurodollar Reserve Percentage (as defined in the Wells Fargo Agreement).  The “Daily One Month LIBOR” is equal to LIBOR then in effect on a given day for a one (1) month period.

The Wells Fargo Agreement includes financial covenants regarding minimum net worth, minimum EBITDA (as defined in the Wells Fargo Agreement) for the most recent four (4) fiscal quarters ($7,000,000 for the quarter ended December 25, 2015, $0 for the quarter ending March 25, 2016, and $11,000,000 for the quarter ending June 30, 2016), and a maximum total funded debt to EBITDA ratio of 3:1 for quarters ending June 30, 2016 and thereafter.  The Wells Fargo Agreement also includes certain covenants that limit, among other things, certain indebtedness, acquisitions, investments, capital expenditures and dividends.  The Wells Fargo Agreement also has a most favored lender provision whereby the Wells Fargo Agreement shall be automatically modified to include any additional covenant or event of default that is included in any agreement evidencing, securing, guarantying or otherwise related to other indebtedness in excess of $1,000,000.00.

Prior to its amendment and restatement, the Wells Fargo Agreement required the Company to maintain a minimum EBITDA (as defined) of $11,000,000 for the most recent four (4) fiscal quarters. The Company did not meet that requirement for the quarter that ended December 25, 2015. The amended and restated Wells Fargo Agreement waived any events of default that may have occurred under the terms of the agreement prior to its February 1, 2016 amendment and restatement.

Upon the occurrence of an event of default, Wells Fargo may accelerate all amounts outstanding under the Wells Fargo Loans, the Wells Fargo Agreement or both by providing written notice to the Company.  Unless terminated earlier pursuant to the terms of the Wells Fargo Agreement, the revolving Credit Commitment shall terminate, and the Wells Fargo Loans shall mature, on May 31, 2018.

A copy of the Wells Fargo Agreement is attached to this report as Exhibit 10.1 and is incorporated herein by reference. A copy of the Security Agreement is attached to this report at Exhibit 10.2 and is incorporated herein by reference. The above descriptions of the Wells Fargo Agreement and the Security Agreement are qualified in their entirety by reference to Exhibits 10.1 and 10.2.

PRUDENTIAL AGREEMENT

The Prudential Agreement was amended simultaneously with the amendment and restatement of the Wells Fargo Agreement. The amendment to the Prudential Agreement reflects the fact that Wells Fargo is acting as collateral agent for itself and for the benefit of the Noteholders, pursuant to an Intercreditor and Collateral Agency Agreement between Wells Fargo and the Noteholders.

The Prudential Agreement includes financial covenants regarding minimum net worth, minimum EBITDA (as defined in the Prudential Agreement) for the most recent four (4) fiscal quarters ($7,000,000 for the quarter ended December 25, 2015, $0 for the quarter ending March 25, 2016, and $11,000,000 for the quarter ending June 30, 2016), and a maximum total funded debt to EBITDA ratio of 3:1 for quarters ending June 30, 2016 and thereafter.  The Prudential Agreement also includes certain covenants that limit, among other things, certain indebtedness, acquisitions, investments, capital expenditures and dividends.  The Prudential Agreement also has a most favored lender provision whereby the Prudential Agreement shall be automatically modified to include any additional covenant or event of default that is included in any agreement evidencing, securing, guarantying or otherwise related to other indebtedness in excess of $1,000,000.00.

Prior to its amendment and restatement, the Prudential Agreement required the Company to maintain a minimum EBITDA (as defined) of $11,000,000 for the most recent four (4) fiscal quarters. The Company did not meet that requirement for the quarter that ended December 25, 2015. The amendment to the Prudential Agreement waived any events of default that may have occurred under the terms of the agreement prior to its February 1, 2016 amendment.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)           Exhibits.

EXHIBIT NUMBER	DESCRIPTION
10.1	Amended and Restated Credit Agreement Between Twin Disc, Incorporated, Twin Disc International, S.P.R.L., and Wells Fargo Bank, National Association, dated February 1, 2016.

10.2	Security Agreement Between Twin Disc, Incorporated, Mill-Log Equipment Co., Inc., and Wells Fargo Bank, National Association, dated February 1, 2016.
10.3

Amendment No. 2 to June 30, 2014 Amended and Restated Note Purchase and Private Shelf Agreement Between Twin Disc, Incorporated, Prudential Investment Management, Inc., The Prudential Insurance Company of America, Pruco Life Insurance Company, Pruco Life Insurance Company of New Jersey, Security Benefit Life Insurance Company, Inc., Prudential Annuities Life Assurance Corporation, and Mutual of Omaha Insurance Company, dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 2, 2016	Twin Disc, Incorporated

/s/ Jeffrey S. Knutson
Jeffrey S. Knutson
Vice President-Finance, Chief Financial Officer, Treasurer & Secretary